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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2002

WWBROADCAST.NET INC.
(Exact name of Registrant as specified in its charter)

WYOMING	333-41516	98-0226032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUITE 1600, 777 DUNSMUIR STREET
PO BOX 10425 PACIFIC CENTRE
VANCOUVER, BRITISH COLUMBIA CANADA V7Y 1K4
(Address of principal executive offices) (Zip code)

(604) 687-9931
(Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

The following events have resulted in a change of control of the Company:

Transaction by Pacific Source Capital Ltd.

On December 20, 2002 Pacific Source Capital Ltd. ("PSC", formerly known as Sedun DeWitt Capital Corp.) sold 3,500,000 restricted shares of common stock to seven individuals in consideration of US$0.07 per share. The sale by PSC was a 4(11/2) transaction and when the shares were acquired from PSC, a new holding period was impressed upon the shares. Prior to the transaction, PSC owned 3,864,743 shares of the Company's common stock which represented 38.1% of the total outstanding shares. After the transaction was completed, PSC owned 364,743 shares which represented 3.6% of the total shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WWBROADCAST.NET INC.
(Registrant)

Date: December 30, 2002	/s/ David De Witt
David De Witt
President and Director